CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 25 to this Registration Statement of Templeton Income Trust on Form N-1A, File No. 33-6510 of our report dated September 25, 2002, relating to the financial statements and financial highlights which appears in the August 31, 2002 Annual report to shareholders of Templeton Income Trust - Templeton Global Bond Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditor" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

San Francisco, California
December 26, 2002